EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Issuer Direct Corporation
Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated December 2, 2011 of our report dated March 16, 2010 relating to the consolidated financial statements of Issuer Direct Corporation for the year ended December 31, 2009.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

December 2, 2011